UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 22, 2014

COMM 2013-CCRE13 Mortgage Trust
(Exact name of issuing entity)

Deutsche Mortgage & Asset Receiving Corporation
(Exact name of registrant as specified in its charter)

Cantor Commercial Real Estate Lending, L.P.
German American Capital Corporation
KeyBank National Association
Liberty Island Group I LLC
(Exact names of sponsors as specified in their charters)

Delaware	333-184376-10	04-3310019
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

60 Wall Street	New York, New York	10005
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 250-2500

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMM 2013-CCRE13 Mortgage Trust – Form 8-K

Item 6.02 - Change of Servicer or Trustee.

On January 22, 2014, Deutsche Mortgage & Asset Receiving Corporation (the “Registrant”) caused the issuance of a series of certificates (the “COMM 2014-CCRE14 Transaction”) pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2014 (the “COMM 2014-CCRE14 Pooling and Servicing Agreement”), between the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Park Bridge Lender Services LLC, as operating advisor, U.S. Bank National Association, as trustee, and Deutsche Bank Trust Company Americas, as certificate administrator, paying agent and custodian.  Pursuant to that certain Co-Lender Agreement, dated as of December 20, 2013, between German American Capital Corporation (Note A-1 Holder) and German American Capital Corporation (Note A-2 Holder), as initial noteholders, upon the closing of the COMM 2014-CCRE14 Transaction, servicing of the 60 Hudson Street mortgage loan will be transferred to the servicers under the COMM 2014-CCRE14 Pooling and Servicing Agreement.  Accordingly, effective as of January 22, 2014, the 60 Hudson Street mortgage loan will be serviced by Wells Fargo Bank, National Association, a national banking association, as master servicer, and Rialto Capital Advisors, LLC, a Delaware limited liability company, as special servicer, pursuant to the COMM 2014-CCRE14 Pooling and Servicing Agreement.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deutsche Mortgage & Asset Receiving Corporation
By: /s/ Helaine Kaplan Name: Helaine Kaplan Title: President By: /s/ Natalie Grainger Name: Natalie Grainger Title: Vice President

Date:  January 27, 2014

COMM 2013-CCRE13 Mortgage Trust – Form 8-K